Exhibit 10.60
CONFIDENTIAL TREATMENT REQUESTED
SUBLEASE AGREEMENT
     THIS SUBLEASE AGREEMENT (this “Sublease”), dated November 13, 2006 (the “Effective Date”), is between BIO-RAD LABORATORIES, INC., a Delaware corporation with offices at 1000 Alfred Nobel Drive, Hercules, California 94547 (“BIO-RAD” or "Sublessee”) and CIPIERGEN BIOSYSTEMS, INC., a Delaware corporation with offices at 6611 Dumbarton Circle, Fremont, California 94555 (“CIPHERGEN” or "Sublessor”). In consideration of good and valuable consideration, including the payment to CIPHERGEN as set forth in Paragraph 3 hereof, the adequacy of which is hereby acknowledged, the parties agree as follows:
     1. Sublease of Premises.
          Subject to the consent of John Arrillaga, Trustee or his Successor Trustee, UTA dated July 20, 1977, as amended, and Richard T. Peery, Trustee or his Successor Trustee, UTA dated July 20, 1977 (the “Master Lessor”), as amended, and on and subject to the terms and conditions of that certain Lease Agreement, dated January 28, 2000, as amended by Amendment No. 1, dated August 8, 2000 (the “Master Lease”) between CIPHERGEN and Master Lessor and the terms and conditions set forth below, CIPHERGEN hereby subleases to BIO-RAD, and BIO-RAD hereby subleases from CIPHERGEN, for the rent and on and subject to all of the conditions set forth herein, a portion of that certain 60,720 ± square foot, one-story building located at 6611 Dumbarton Circle, Fremont, California 94555 (the “Building” or the “Premises”), consisting of approximately 29,000 square feet of space as delineated on the facility map attached hereto as Schedule A (the “Sublet Premises”). Subject to the terms and conditions of this Sublease and the Master Lease, for so long as BIO-RAD performs its obligations under this Sublease, CIPHERGEN grants BIO-RAD quiet possession of the Sublet Premises subject to this Sublease. To the extent such areas are a part of the Premises leased by CIPHERGEN under the Master Lease, the term “Sublet Premises” as used herein includes the nonexclusive use of (a) interior common areas of the Building, including the restrooms and break room, (b) landscaped areas, sidewalks and driveways in front of or adjacent to the Building, (c) the area directly underneath or over such sidewalks and driveways, and (d) a pro-rata share (based on square footage) of the parking provided by the Master Lease.
     2. Term of Sublease.
          2.1 Term. This Sublease shall become effective on November 13, 2006 (the “Commencement Date”) and shall expire on July 31, 2008 unless terminated earlier in accordance with the terms and conditions of this Agreement or pursuant to the Master Lease (the “Term").
          2.2 Termination. At any time during the term, this Sublease may be terminated upon six (6) months written notice from BIO-RAD to CIPHERGEN.

          2.3 Default. In the event BIO-RAD is in material default of any of its obligations hereunder and fails to cure such default within thirty (30) days after written notice thereof from CIPHERGEN (or such additional period of time as is reasonably required to cure such material breach so long as the cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion), CIPHERGEN shall have the right to exercise any or all of the remedies available to the Master Lessor pursuant to the Master Lease.
     3. Rent.
          3.1 Basic Rent. BIO-RAD shall pay monthly rent (“Basic Rent”) to Master Lessor for the account of CIPHERGEN or, if not acceptable to the Master Lessor, to CIPHERGEN during the Term, as follows:
               (a) From the Commencement Date through and including July 1, 2007, the total sum of $1,149,830.46, payable in equal monthly installments of $127,758.94 with the exception of the first month’s payment, which shall be prorated to cover the remaining portion of the month following the Commencement Date;
               (b) From August 1, 2007 through and including September 1, 2007, the total sum of $258,405.67 payable in equal monthly installments of $129,202.83; and
               (c) From October 1, 2007 through and including July 1, 2008, the total sum of $1,321,150.59, payable in equal monthly installments of $132,115.06.
In the event that the CIPHERGEN transfers any of BIO-RAD’s prepaid rental or other monetary consideration to Master Lessor, Tenant agrees that it will identify such payment(s) to Master Lessor in writing as a prepayment received from BIO-RAD to be applied to a future amount owed by BIO-RAD under the Sublease.
          3.2 INTENTIONALLY OMITTED.
          3.3 Payment. Upon execution of this Sublease, B10-RAD shall pay Master Lessor for the account of CIPHERGEN, or, if not acceptable to the Master Lessor to CIPHERGEN, the Basic Rent for the first and last month of the Term hereunder, with the first month prorated to cover the remaining portion of the month following the Commencement Date. Thereafter, BIO-RAD shall pay Basic Rent in advance on or before the first day of each month during the Term and shall be considered late if not paid by the fifth (5th) day of the month for which Basic Rent is due. All Basic Rent payments due hereunder shall be in the form of a check or wire transfer, made payable to Master Lessor at the address for payment of rent under the Master Lease or to CIPHERGEN (to the attention of CIPHERGEN’s Corporate Controller at CIPHERGEN’s address set forth above) or by wire transfer to CIPHERGEN’s account as set forth on Schedule C hereto. Basic Rent and any estimated amount of Additional Rent shall be due on or before the first day of each calendar month. CIPHERGEN may impose a late payment charge of five percent (5%) for any other sum payable under this Sublease which is not paid more than ten (10) past written notice from CIPHERGEN of past due amount, BIO-RAD shall pay any such undisputed late charges upon demand.

          3.4 Additional Rent. In addition to Basic Rent, BIO-RAD shall also pay Master Lessor for the account of CIPHERGEN, or, if not acceptable to the Master Lessor to CIPHERGEN, a proportionate share of the following expenses ("Additional Rent”), in accordance with the Master Lease, allocated to the Sublet Premises by square footage of the Sublet Premises as compared to the total Premises subject to the Master Lease, relative rates of consumption or other equitable grounds for allocation as mutually agreed to by BIO-RAD and CIPHERGEN:
               (a) Real property taxes;
               (b) Monthly dues payable to the Ardenwood Property Owners’ Association;
               (c) Expenses of operation, management, maintenance and repair of the common areas of the parcel in which the Building is located including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped. areas, lakes, parking lots and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways, maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, in accordance with the Master Lease;
               (d) The cost of insurance maintained by Master Lessor to cover loss or damage to the Building and the parcel in which the Building is located and any increases thereto resulting from BIO-RAD’s use of the Sublet Premises;
               (e) the cost of operation (including common utilities), management, maintenance and repair of the Building (including structural and common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Sublet Premises are located;
               (f) Utility charges, such as water, gas, electricity, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Sublet Premises are located including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not imposed hereafter;
               (g) Any special assessment levied by the City of Fremont as part of an improvement district; and

               (h) Any other charges or expenses that CIPHERGEN is required to pay to Master Lessor pursuant to the Master Lease, with the exception of charges applicable solely to the portion of the Building occupied by CIPHERGEN.
               (i) The current annual charges for all items set forth in this Section 3.4 approximates Three Hundred Seventeen Thousand Dollars ($317,000.00) (allocable to the Sublet Premises), based on the aggregate amount of such charges and assessments for the Premises in the twelve (12)-month period prior to the Effective Date hereof;
     The Additional Rent due hereunder shall be paid to Master Lessor for the account of CIPHERGEN, or, if not acceptable to the Master Lessor to CIPHERGEN, under the Master Lease on or before the due date, provided CIPHERGEN provides BIO-RAD with adequate notice of the due date of such payment under the terms of the Master Lease or if there is no such due date pursuant to the Master Lease, within thirty (30) days after receipt of a reasonably timed invoice therefor.
          3.5 “Fixed Monthly Management Fee”. BIO-RAD shall pay to Master Lessor for the account of CIPHERGEN, or, if not acceptable to the Master Lessor to CIPHERGEN, a proportionate share of the fixed monthly management fee charged by Master Lessor to CIPHERGEN pursuant to the Master Lease, allocated to the Sublet Premises by square footage and payable together with Basic Rent in accordance with Section 3.3 above, As of the Effective Date hereof such fee is an amount equal to three percent (3%) of Basic Rent.
     4. Use of Sublet Premises.
          BIO-RAD shall use and occupy the Sublet Premises only for general office, laboratory, research and development, manufacturing, storage and other uses necessary for BIO-RAD to conduct BIO-RAD’s business and for no other purpose, provided that such uses shall comply with the Master Lease and be in accordance with all applicable governmental laws, rules and regulations. CIPHERGEN reserves the right, on behalf of itself and Master Lessor, upon reasonable notice and at reasonable times to enter the Sublet Premises to inspect them, to make repairs, to provide services, to submit the Sublet Premises to prospective purchasers, mortgagers or tenants or to alter, improve or repair the Sublet Premises or other parts of the Building, all without abatement of rent; provided, however, that CIPHERGEN shall proceed in good faith and work with Bio-Rad to not to interfere with the business of BIO-RAD. Notwithstanding the foregoing, CIPHERGEN warrants that its current use of the Building complies with the Master Lease.
     5. Compliance.
          CIPHERGEN warrants that the improvements to the Sublet Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Commencement Date. Such warranty does not apply to any improvements not placed on the Sublet Premises by CIPHERGEN or to the use to which BIO-RAD will put the Sublet Premises beyond its current use or to any approved alterations or utility installations made or to be made by BIO-RAD. BIO-RAD is responsible for determining whether or not the zoning for the Sublet Premises is appropriate for any future changes from its current use.
     6. Acceptance of Premises.
     BIO-RAD acknowledges that: (a) it has made such investigation as it deems necessary of the condition of the Sublet Premises (including, but not limited to, the electrical, HVAC and fire sprinkler systems, security, and their suitability for BIO-RAD’s intended use) and accepts the Sublet Premises “AS IS” and (b) CIPHERGEN has made no representations, promises or warranties with respect to such matters other than as set forth in this Sublease. BIO-RAD shall not make any improvements to the Sublet Premises without the prior written consent of CIPHERGEN and Master Lessor. Notwithstanding the foregoing, BIO-RAD shall not be responsible or have any liability for any repairs that were required to have been made by CIPHERGEN or by the Master Lessor under the terms of the Master Lease to the Building or its systems (e.g., HVAC, plumbing, electrical, etc.) prior to the effective date of this Sublease (but which have not been made).
     7. Alterations and Additions.
          BIO-RAD shall not make, or suffer to be made, any alteration or addition to the Sublet Premises, or any part thereof, without the written consent of CIPHERGEN and Master Lessor (such consent not to be unreasonably withheld), but at the cost of BIO-RAD, and any addition to, or alteration of, the Sublet Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Master Lessor. BIO-RAD hereby acknowledges that Master Lessor reserves the right to approve all contractors and mechanics proposed by BIO-RAD to make such alterations and additions, such approval not to be unreasonably withheld. BIO-RAD shall retain title to all moveable furniture and trade fixtures placed in the Sublet Premises. All built-in heating, lighting, electrical air conditioning, permanent floor to ceiling partitioning, carpeting and permanent floor installations made by BIO-RAD, together with all property that has become an integral part of the Sublet Premises shall not be deemed trade fixtures. BIO-RAD agrees that it shall not proceed to make such alterations or additions without having obtained consent from Master Lessor and CIPHERGEN to do so (such consent by Master Lessor to be given or withheld in accordance with the Master Lease and such consent by CIPHERGEN not to be unreasonably withheld), and until five (5) days from the receipt of such consent, in order that CIPHERGEN and Master Lessor may post reasonable and appropriate notices to, in their judgment, avoid any liability to contractors or material suppliers for payment for improvements by BIO-RAD. It shall not be unreasonable for CIPHERGEN to withhold its consent to any alteration or improvement not consented to by the Master Lessor. BIO-RAD shall at all times permit such notices to be posted and to remain posted until the completion of work. BIO-RAD shall, if required by Master Lessor, secure at BIO-RAD’s own cost and expense, a completion and lien indemnity bond, satisfactory to Master Lessor, for such work. BIO-RAD further covenants and agrees that any legitimate mechanic’s lien filed against the Building for work claimed to have been done for, or materials claimed to have been furnished to BIO-RAD, shall be discharged by BIO-RAD, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of BIO-RAD. Any exceptions to the foregoing must be made in writing and executed by BIO-RAD, CIPHERGEN and Master Lessor.

     8. BIO-RAD Maintenance & Surrender.
BIO-RAD shall, at its sole cost and expense, keep and maintain the Sublet Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair and in good and sanitary condition and, subject to Section 6, shall perform all maintenance with respect to the Sublet Premises required of the lessee under the Master Lease. BIO-RAD’s maintenance and repair responsibilities shall include, without limitation, janitorization, plumbing systems within the Sublet Premises (such as water and drain lines, and sinks), electrical systems within the non-common areas of the Sublet Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air conditioning controls within the non-common areas of the Sublet Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Sublet Premises including, without limitation: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever. BIO-RAD agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of such excessive wear shall be replaced at BIO-RAD’s sole expense upon termination of this Sublease. On or before the expiration date of the Sublease term, BIO-RAD shall remove all of its personal property, trade fixtures, and furnishing from the Sublet Premises and surrender possession of the Sublet Premises to CIPHERGEN in the condition received from CIPHERGEN, except for ordinary wear and tear not reasonably avoided by performance of the repairs required of BIO-RAD by this Sublease. If BIO-RAD has made any alterations or improvements to the Sublet Premises, then on or before the expiration of the Sublease Term, BIO-RAD shall also remove any such alterations and improvements that Master Lessor requires to be removed and repair all damage caused by such removal to the reasonable satisfaction of the Master Landlord.
     9. Indemnification and Insurance.
          9.1. Indemnification.
               9.1.1 BIO-RAD shall indemnify, defend and hold CIPHERGEN, Master Lessor and their respective affiliates, and the officers, directors, employees, servants and agents of each of them, harmless from and against all claims, demands, damages, losses, costs or other liabilities including, without limitation, attorney’s fees and costs (a) to the extent caused by the acts or omissions of BIO-RAD, its employees, servants, agents or contractors in the use or occupation of the Sublet Premises hereunder or (b) arising out of BIO-RAD’s failure to comply with or perform any obligation of BIO-RAD hereunder.
               9.1.2 BIO-RAD expressly agrees that neither CIPHERGEN nor Master Lessor shall be liable to BIO-RAD, and BIO-RAD hereby waives all claims against CIPHERGEN and Master Lessor, for any injury to or death or any person or damage to or destruction of property in or about the Sublet Premises by or from any cause whatsoever including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Sublet Premises, except to the extent caused by the negligence of CIPHERGEN or Master

Lessor or their agents, servants, employees, invitees or contractors of which CIPHERGEN or Master Lessor, as applicable, has knowledge and reasonable time to correct. Notwithstanding anything to the contrary in this Sublease, BIO-RAD hereby releases CIPHERGEN and Master Lessor, their successors and assigns, and the officers, directors, shareholders, employees, agents, and representatives of CIPHERGEN, Master Lessor, and their successors and assigns, and CIPHERGEN hereby releases BIO-RAD and Master Lessor, their successors and assigns, and the officers, directors, shareholders, employees, agents, and representatives of BIO-RAD and Master Lessor, and their successors and assigns, and Master Lessor by execution of its consent to this Sublease releases CIPHERGEN and BIO-RAD, their successors and assigns, and the officers, directors, shareholders, employees, agents, and representatives of CIPHERGEN, BIO-RAD, and their successors and assigns, from all liability, loss, damage, cost, and expense caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is prohibited, the insured party affected shall promptly notify the other party thereof.
          9.1.3 CIPHERGEN shall indemnify, defend and hold BIO-RAD and its affiliates, and the officers, directors, employees, servants and agents of each of them, harmless from and against all claims, demands, damages, losses, costs or other liabilities including, without limitation, attorney’s fees and costs (a) to the extent caused by the acts or omissions of CIPHERGEN, its employees, servants, agents or contractors in the use or occupation of the Premises hereunder, including any default of its obligations under the Master Lease, or (b) arising out of CIPHERGEN’s failure to comply with or perform any obligation of CIPHERGEN hereunder.
          9.2 Insurance.
               9.2.1 BIO-RAD, at BIO-RAD’s expense, agrees to keep in force during the term of this Sublease all of the insurance required of the lessee under Section 12 of the Master Lease and, at a minimum, also shall keep in force during the term of this Sublease a policy of commercial general liability insurance with combined single limit coverage of not less than $2,000,000 per occurrence for bodily injury and property damage occurring in, on or about the Sublet Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by CIPHERGEN or Master Lessor. The policy or policies effecting such insurance shall (a) name CIPHERGEN and Master Lessor as additional insureds, and shall insure any liability of CIPHERGEN and Master Lessor, contingent or otherwise, as respects acts or omissions of BIO-RAD, its agents, employees or invitees or otherwise by any conduct or transactions of any of such persons in or about or concerning the Sublet Premises, including any failure of BIO-RAD to observe or perform any of its obligations hereunder, (b) be issued by an insurance company licensed in the State of California with a Best rating of not less than AM Best rating of A-, VII or better and (c) BIO-RAD shall endeavor to provide thirty (30) days prior written notice to CIPHERGEN prior to any cancellation of such policy. BIO-RAD shall deliver a certificate of insurance to CIPHERGEN upon request substantiating such insurance coverage upon execution of this Sublease.

               9.2.2 BIO-RAD shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory and trade fixtures within the Sublet Premises for the full replacement value thereof. BIO-RAD shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all applicable laws.
     10. Confidential Information.
          10.1 Procedures to Protect Confidential Information. CIPHERGEN and BIORAD shall engage in a good faith effort to develop mutually agreed upon written procedures for protecting each party’s respective Confidential Information (as that term is defined in the Confidentiality Agreement effective August 14, 2006 between the parties). Each party shall (a) ensure that each of its employees, servants, agents or contractors performing work or services for such party in the Building is fully informed of the existence and content of such procedures and (b) include in each such employee’s, servant’s, agent’s or contractor’s personnel or contract file a written statement signed by such Representative that he or she (i) has read and understands and (ii) agrees to comply with such procedures.
     11. Miscellaneous.
          11.1 Assignment and Subletting. BIO-RAD shall not assign, transfer or hypothecate the leasehold estate under this Sublease or any interest therein and shall not sublet the Sublet Premises or any part thereof, or permit any person or entity unrelated to BIO-RAD to occupy or use the Sublet Premises or any portion thereof, without the express prior written consent of CIPHERGEN and Master Lessor, such consent by CIPHERGEN not to be unreasonably withheld and such consent by the Master Lessor to be given or withheld in accordance with the Master Lease. Notwithstanding the foregoing, CIPHERGEN agrees that BIO-BAD may assign this Sublease to a successor company of the business occupying the Sublet Premises without the consent of CIPHERGEN, provided BIO-RAD obtains all consents to such assignment from the Master Lessor as required by the Master Lease.
          11.2 Notices. All notices, requests, demands, consents and other communications which are required or may be given under this Sublease shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to:
If to CIPHERGEN, to:
Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Attn: Facilities Manager
Telephone: (510) 505-2100
Facsimile: (510) 505-2101

If to BIO-RAD, to:
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547
Attn: General Counsel
Telephone: (510) 741-1000
Facsimile: (510) 741-5815
If to Master Lessor, to:
Peery/Arrillaga
2560 Mission College Blvd.
Suite 101
Santa Clara, CA 95054
or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.
          11.3 Choice of Law/Dispute Resolution
               (a) Choice of Law. This Sublease shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Sublease.
               (b) Dispute Resolution. The parties shall attempt to resolve informally, through their respective representatives on the Joint Steering Committee (as such term is defined in the Asset Purchase Agreement of even date herewith between the parties), any dispute, claim or controversy (“Dispute”) arising between the parties with respect to the performance of this Sublease. If the Joint Steering Committee is unable to resolve any such Dispute within sixty (60) days, the party raising the Dispute shall promptly advise the other party in a writing (“Notice of Dispute”) of its desire to submit the Dispute to an alternative dispute resolution (“ADR) process. The Notice of Dispute shall describe the nature of the Dispute in reasonable detail. By not later than ten (10) business days after the recipient has received such Notice of Dispute, each party shall have selected for itself a representative who shall have the authority to bind each such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such Notice of Dispute, such representatives shall schedule a date for engaging in an ADR process. Thereafter, the representatives of the parties shall engage in good faith in an ADR process. If the representatives of the parties have not been able to resolve the Dispute within thirty (30) business days after the termination of the ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the State Courts of California or in the United States District Courts for California. Each party irrevocably and unconditionally (1) agrees that any ADR process, suit, action or other legal proceeding arising out of this Sublease may be brought in the United States District Court for the Northern District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Contra Costa County, California, (2) consents to the Jurisdiction or any such court in any such suit, action or proceeding, and (3) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. Notwithstanding the foregoing, nothing in this Section 11.3 (b) shall be construed to waive any rights or timely performance of any obligations existing under this Sublease. Notwithstanding anything to the contrary in this Section, the procedures set forth above shall not govern any dispute to which the Master Lessor is a party, unless and until the Master Lessor agrees to be bound by the foregoing with respect to such dispute.
          11.4 Entire Agreement; Amendments and Waivers. BlO-RAD acknowledges that this Sublease is subject to the terms and conditions of the Master Lease, the terms of which are hereby incorporated into this Sublease, subject to the following:
(i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”;
(ii) each reference to the “Premises" shall be deemed a reference to the “Sublet Premises” herein subleased;
(iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee", respectively, except as otherwise expressly set forth herein;
(vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor‘s consent is not obtained;
(vii) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor;
(ix) subject to the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Preamble (parties), Section 2 (term), Section 4.A (rent amount), Section 4.0 (late charge), Section 4.F (place for rent payment), Section 4.G (security deposit), Section 31 (notices), Section 39 (rent amount), First Amendment Section 2 (state of incorporation change), First Amendment Section 6 (rent amount), First Amendment Section 7 (security deposit), First Amendment Section 8 (parking), First Amendment Section 9 (tenant maintenance), First Amendment Section 11 (utilities), and such other provisions that conflict or are inconsistent with this Sublease, or are not reasonably applicable to Sublessee.
In the event of any conflict or inconsistency between the provisions of this Sublease and the Master Lease, the Master Lease shall control as between the parties and the Master Lessor and this Sublease shall control as between the parties hereto. The Master Lease is attached hereto as Schedule B. This Sublease, together with together with all exhibits hereto, and the Confidentiality Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Sublease may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement modification or waiver of this Sublease shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Sublease shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided,
          11.5 Multiple Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          11.6 Invalidity. In the event that any one or more of the provisions contained in this Sublease or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease or any other such instrument.
          11.7 Attorney’s Fees. If any party to this Sublease brings an action to enforce its rights under this Sublease, the prevailing party shall be entitled to recover its costs and expenses including, without limitation, reasonable attorney’s fees, incurred in connection with such action, including any appeal of such action.
          11.8 Independent Contractors. CIPHERGEN and BIO-RAD, and their respective agents, shall be independent contractors with respect to the transactions contemplated herein and nothing herein shall be deemed to constitute a relationship of partnership, joint venture, employee-employer or any other relationship other than that of independent contracting parties. Neither party, nor its agents shall hold itself out to third parties as having the power to contractually bind the other party with respect to any matter.
          11.9 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR AFFILIATES BE LIABLE TO THE OTHER PARTY, ITS SUBSIDIARIES OR AFFILIATES, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS SUBLEASE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
          11.10 Force Majeure. Neither party shall be responsible for any delay or failure in performance (or for any loss, damage, cost, charge or expense incurred or suffered by the other party by reason of such delay or failure) if that delay or failure is a result of an event beyond the reasonable control of that party, and without the fault or negligence of that party;
          11.11. Master Lessor Consent. BIO-RAD acknowledges that execution of this Sublease is conditioned on the prior consent of Master Lessor.
[Signature page follows]

IN WITNESS WHEREOF, CIPHERGEN and BIO-RAD have caused this Sublease to be executed by their authorized representatives.

CIPHERGEN BIOSYSTEMS, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ Debra Young	By:	/s/ Sanford Wadler
Name:	Debra Young	Name:	Sanford Wadler
Its:	CFO and VP of Finance	Its:	Vice President & General Counsel

SCHEDULE A
FACILITY SCHEDULE AND MAP

BIO-RAD area	Sq.ft
Consumables manufacturing	4,100
Consumables handling/QC/storage	3,136
Instrument manufacturing	5,770
Instrument handling/QC/storage	896
Chip Applications/Service lab	1,760
Office space	7,500
Field Service lab/inventory	908
Utilities	931
Corridors	1,152
total	26,153

Shared areas
Restrooms (half)	832
lunch room (half)	576
Lobby (none)	—
Shipping/Receiving (70%)	1,434
total	2,842

Total subleased area	28,995

SCHEDULE B
MASTER LEASE

SCHEDULE C
WIRE TRANSFER INSTRUCTIONS
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Bank account #:	[*********************]
ABA Routing #:	[*********************]
Account Name:	[*********************]
Swift Code:	[*********************]
***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.***